SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2013 (March 1, 2013)

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

 (Exact name of Company as specified in its charter)

Nevada	000-54524	30-0678378
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
P.O. Box 21101 Orchard Park, Kelowna, British Columbia, Canada, V1Y 9N8 (Address of principal executive offices) Phone: (205) 864-5377 (Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      .    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

Form 8-K

Current Report

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 1, 2013, Appiphany Technologies Holdings Corp., a Nevada corporation (the “Company”) entered into a Consulting Agreement (the “Consulting Agreement”) with Jon Trump (“Mr. Trump”), pursuant to which Mr. Trump shall provide services to the Company as a business consultant, in regards to the Company’s ongoing development and marketing of its technology, for a period of three (3) months, renewable at the option of the parties.  In exchange for his services, the Company shall issue a total of three hundred thousand (300,000) unrestricted shares of the Company’s common stock, valued at $0.01 per share, from the Company’s 2012 Equity Incentive Plan registered on Form S-8.

The foregoing summary description of the terms of the Consulting Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Consulting Agreement, this reference is made to such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
10.1	Consulting Agreement between the Company and Jon Trump dated March 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPIPHANY TECHNOLOGIES HOLDINGS CORP.
Date: March 5, 2013	By: /s/ Jesse Keller
Jesse Keller
Chief Executive Officer & President